EXHIBIT 10.13

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (“Agreement”) is made as of June 26, 2014, by and between Caerus Discovery, LLC, a Delaware limited liability company with its principal place of business located at 10650 Pyramid Place, Manassas, Virginia 20110 (“Caerus”), and Cannabis Therapy Corp, a Nevada corporation with its principal place of business located at 4450 Arapahoe Avenue, Ste 100, Boulder, CO 80303 (“CTCO”) (each a “Party” and together the “Parties”).

WHEREAS, Caerus possesses resources, including laboratory space and trained personnel with scientific know how (the “Resources”); and

WHEREAS CTCO possesses confidential material (the “Material”) and information (the “Information”), including but not limited to intellectual property, know how, data, test results, written materials and the like provided; and

WHEREAS, CTCO desires to contract with Caerus for the purpose of executing assays and animal studies (the “Services”) utilizing the Materials and Information, and

WHEREAS, Caerus will need the Material and the Information in order to provide CTCO with the Services.

NOW THEREFORE, CTCO is willing to make available to Caerus the Material and the Information for the aforesaid purpose subject to the following terms and conditions:

1. Services and Supply of Material and Information.

a. Caerus will perform research Services for CTCO for the purpose of executing specific, specialized cell based assays and animal studies to provide CTCO data to support product development and design. These Services will begin on July 1st, 2014. Caerus will arrange for qualified personnel to support its obligations under this Agreement. Caerus shall, and shall cause its personnel to, comply with all applicable laws and regulations in the performance of the Services. Caerus will use its best effort to adhere to all applicable Good Laboratory Practice regulations during the course of performance of the Services.

b. CTCO hereby agrees to provide the Material and the Information to Caerus when required to support the requested Services. At the written request of Caerus, CTCO, in its sole discretion, may elect to provide Caerus with additional quantities of the Material or copies of Information or with additional materials or information not described in this Agreement. Any such request shall be in the form of a letter referencing this Agreement, executed by Caerus and countersigned by CTCO, and describing in detail the type and/or quantity of materials or information desired. All additional materials or information supplied to Caerus shall be considered Material and Information, as the case may be, and as such shall be governed by the terms of this Agreement.

c. Caerus acknowledges that:

THE CTCO MATERIAL AND INFORMATION IS NOT INTENDED FOR USE IN HUMANS. CAERUS AGREES THAT CTCO MATERIAL INFORMATION DESIGNATED AS BIOSAFETY LEVEL 1 OR 2 CONSTITUTES KNOWN PATHOGENS AND THAT OTHER CTCO MATERIALS AND INFORMATION NOT SO DESIGNATED AND ANY PROGENY OR MODIFICATION MAY BE PATHOGENIC UNDER CERTAIN CONDITIONS. CAERUS ASSUMES ALL RISK AND RESPONSIBILITY IN CONNECTION WITH THE RECEIPT, HANDLING, STORAGE, DISPOSAL, TRANSFER AND USE OF THE CTCO INFORMATION INCLUDING WITHOUT LIMITATION TAKING ALL APPROPRIATE SAFETY AND HANDLING PRECAUTIONS TO MINIMIZE HEALTH OR ENVIRONMENTAL RISK. CAERUS AGREES THAT ANY ACTIVITY UNDERTAKEN WITH THE CTCO MATERIALS, INFORMATION AND ANY PROGENY OR MODIFICATION WILL BE CONDUCTED IN COMPLIANCE WITH ALL APPLICABLE GUIDELINES, LAWS AND REGULATIONS.

d. In consideration for performance of the Services by Caerus, CTCO agrees to pay Caerus as provided in Schedule A

2. Limited Use. Caerus agrees that the Material and Information:

a. shall only be used for Services as set forth herein;

b. shall not be used, directly or indirectly, for commercial purposes including filing patent applications thereon;

c. may only be used for investigational use in laboratory animals and/or in vitro studies and not for human use; and

d. may not be analyzed, reverse engineered modified or changed in any manner.

3. Distribution and Control.

a. Caerus shall not provide access to or distribute any Material or Information to any third party other than employees of Caerus who are working on the Services and who are bound by the requirements of this Agreement. Caerus shall not use any Material or Information in research or development activities with any third party commercial entities. Upon the reasonable written request of Caerus, CTCO will consider allowing the Material or Information to be distributed to an affiliate of Caerus, provided such affiliate first enters into an agreement in substantially the same form as this Agreement.

b. In addition, Caerus shall notify its employees who are involved in the Services of the terms of this Agreement and obtain acceptance of terms of this agreement from all external persons who have access to the Material and the Information. If Caerus is requesting delivery outside the United States, it agrees to not knowingly export or re-export any technical data or materials furnished to it under this Agreement, any part thereof or any direct product thereof, directly or indirectly, without first obtaining permission to do so from the U.S. Department of Commerce, the U.S. Food and Drug Administration and/or other appropriate governmental agencies, into Afghanistan, the People’s Republic of China, South Africa, Namibia, or any of those countries listed from time-to-time in supplements to Part 370 to title 15 of the Code of Federal Regulations in Country Groups Q, S, W, Y or Z.

4. Confidentiality.

a. Caerus understands that the Material and Information represent a significant investment on the part of CTCO and are considered proprietary to CTCO. All Material and Information provided by CTCO shall be deemed to be confidential information of CTCO, to be held in strict confidence by Caerus and Related Parties as defined below. Except as otherwise provided for herein, Caerus shall not disclose, use, publish or make available all or any portion of the Information or Material to any third party without the prior written consent of CTCO.

b. Caerus agrees to treat in confidence the Information, Material, all Developments (as defined herein) and all other confidential information provided by CTCO to Caerus, except for (i) information that is or becomes publicly available through no fault of Caerus, (ii) information disclosed to Caerus without imposition of an obligation of confidentiality by an independent, unaffiliated third party rightfully in possession of such information, or (iii) information required to be disclosed by Caerus to comply with applicable laws or governmental regulations; provided, however, Caerus agrees to provide prior written notice of such disclosure to CTCO and take reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

c. If Caerus becomes aware or has knowledge of any unauthorized use or disclosure of the Material or Information, it shall promptly notify CTCO of such unauthorized use or disclosure and thereafter, it shall take all reasonable steps, to assist CTCO in attempting to minimize any potential or actual damages or losses resulting from such unauthorized disclosure.

d. “Related Parties” shall mean any entity or person related to or affiliated with Caerus including Caerus’s officers, directors, employees, agents, representatives, consultants, attorneys, and advisors to the extent such entities or persons receive Confidential Information.

e. Caerus acknowledges that CTCO is a public company which files annual, quarterly and current reports with the United States Securities and Exchanges Commission and that certain confidential information, and Material and Information, may constitute, when disclosed to Caerus and for some period thereafter, material, non-public information for purposes of the federal securities laws. Accordingly, Caerus acknowledges that there may be securities law restrictions on Caerus’s and Related Parties’ trading in CTCO's securities whenever Caerus and Related Parties are in possession of such Confidential Information and Caerus and Related Parties agree to refrain from such trading under such circumstances.

5. Transfer of Rights. No right or license is granted under this Agreement by either Party to the other, either expressly or by implication, except those specifically set forth herein. It is understood that any and all existing proprietary rights, including but not limited to patent rights, trademarks and proprietary rights, in and to the Material and Information shall be and remain with CTCO, and nothing contained in this Agreement shall be deemed to grant, either directly or by implication, estoppel or otherwise, any right or license to any intellectual property rights owned by CTCO.

6. Ownership of Material, Information and Development.

a. Caerus acknowledges and agrees that all Material and Information, including without limitation, all patents, patent applications, trademarks, trade names, inventions, copyrights, know-how, and trade secrets arising under statutory or common law or by contract and whether or not perfected (collectively “IP Rights”), relating to the Material and Information provided are and shall be owned by CTCO, and Caerus has no right to ownership of the Material or Information.

b. Caerus shall promptly notify CTCO in writing if it develops or discovers any development, invention, improvement, use, method, technique, conception, know how, technical data, specification, information, or result relating to any Material or Information (or any portion thereof), and any modification, newly discovered property, use or new use of the Material or Information that is developed or discovered by Caerus, including new substances (collectively, “Developments”). Caerus will (i) supply to CTCO the results of the Services within thirty (30) days of the completion of the research and (ii) update CTCO as to the progress of the Services, as reasonably requested by CTCO.

c. All Developments shall be owned by CTCO. Caerus agrees to execute any assignments necessary to transfer title of such Developments in and to CTCO.

d. CTCO shall, at CTCO’s expense, have sole responsibility (but not the obligation) for the preparation, filing, prosecution and maintenance of patent applications and rights relating to Developments and results of the Services. Caerus agrees to provide reasonable assistance and cooperation to CTCO to facilitate such filing, prosecution and maintenance.

e. CTCO shall have the first right, but not the obligation, at its own expense, to bring suit or other appropriate legal action against any actual or suspected infringement of the rights covering the Information, Materials, Developments and results of the Services.

7. Publication. In order to protect CTCO’s proprietary and/or patent rights to the Material and Information, Caerus agrees that it will not publish or publicly disclose the Services or any results thereof without the prior written consent of CTCO.

8. Right to Use IP Rights and Developments. CTCO hereby grants to Caerus a nonexclusive, royalty free license, without the right to grant sublicenses, under its intellectual property rights in any IP Rights and Developments, for the limited purpose of conducting the Services for CTCO.

9. Use of Each Party’s Name or Trademarks. Except as set forth in Section 6, Caerus shall not use the name of CTCO or any variant of the foregoing in any advertising or publicity matter without the prior written approval of CTCO, such consent not to be unreasonably withheld or delayed. Nothing in this Agreement shall be construed to affect CTCO’s rights, title and interests in and to trademarks registered or owned by the CTCO.

10. Reports; Access.

a. Caerus shall provide quarterly written reports to CTCO regarding the progress and status of the Services, plus a status as to the Developments and shall provide a final report to CTCO upon completion of the Services describing the results of the Services utilizing the Material and/or Information and all Developments. Caerus shall keep complete and accurate records, including reports of all Services performed by it under this Agreement. Such records shall be available at all reasonable times during normal business hours for inspection, examination or copying by or on behalf of CTCO at CTCO 's expense. Caerus agrees to retain all such records, including all raw data, for a period of not less than three (3) years from the date of termination of this Agreement, or such longer period as may be required by applicable law. At such time, CTCO may, at CTCO’s option following notice from Caerus, either have Caerus submit all such records to CTCO or have Caerus continue to retain such records subject to payment of a data storage charge at the rate Caerus charges for data storage.

b. Caerus will permit representatives of CTCO to have access at reasonable times to laboratory facilities of Caerus for the purpose of observing performance of Services and/or reviewing resulting data as CTCO deems reasonably necessary.

11. Return of Material. Within thirty (30) days following a written request from CTCO, Caerus shall destroy, or at CTCO’s option, return to CTCO, any remaining Material and shall return all of the Information, including all reproductions and copies thereof and shall immediately delete all references thereto stored electronically.

12. Governmental Regulations. Caerus agrees to comply with all governmental regulations and guidelines, which are applicable to the Caerus’s use of the Material.

13. Warranty.

Caerus shall bear all risk to it resulting from its use of, access to or disposal of the Material. CTCO MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE MATERIAL. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE MATERIAL WILL NOT INFRINGE PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHT OF OTHERS. CTCO MAKES NO WARRANTIES AS TO THE IDENTITY, PURITY, OR ACTIVITY OF A PARTICULAR SAMPLE.

14. Liability; Indemnity; Insurance.

a. In no event shall CTCO be liable for any use of the Material by Caerus or any damages related thereto.

b. Caerus hereby agrees to defend, indemnify and hold CTCO harmless from any loss, claim, damage, expense (including without limitation any legal expenses) or liability, of any kind or nature, which may arise from Caerus’s activities hereunder including (i) its use, testing, administration, storage, or disposal of the Material, (ii) its use of the Information or (iii) a breach of any of its representations or warranties made herein, except to the extent the same was directly caused by the gross negligence or willful misconduct of employees of CTCO.

c. Caerus shall maintain, during the term of this Agreement, Comprehensive General Liability Insurance, including but not limited to third party liability, with reputable and financially secure insurance carrier(s) to cover all claims against liability arising out of the Services and shall provide annually to CTCO a certificate of such insurance.

15. Governing Law. The validity and interpretation of this Agreement and the legal relations of the parties to it shall be governed by the laws of the state of Colorado, without reference to conflicts of law provisions thereof.

16. Term and Termination. This Agreement shall terminate upon the earlier of (i) the completion of the Services, (ii) thirty (30) days after CTCO notifies Caerus of such termination, or (iii) one year after the effective date. The respective rights and obligations of the Parties set forth in Sections 5 through 15 of this Agreement shall indefinitely survive the expiration or termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

17. Assignment and Subcontracting. This Agreement may not be assigned or subcontracted by Caerus without the prior written consent of CTCO.

18. Entire Agreement; Amendment. This Agreement sets forth the entire understanding between the parties, and this Agreement cannot be changed or amended except by written agreement executed by the parties.

19. Independent Contractors. Nothing contained in this Agreement shall be construed or implied to create an agency, joint venture or partnership among the Parties and no Party shall have any authority by virtue of this Agreement to contract or otherwise act on behalf of the other. No party shall represent itself as an agent of any other Party.

20. Notices. All notices from one party to the other will be in writing and will be delivered by addressing the same, to the applicable addresses set forth in this Agreement, or at such other address as either party may specify in writing to the other. Notices shall be sent by e-mail and/or overnight courier, certified mail, return receipt requested, or by other means of delivery requiring a written acknowledged receipt. All notices shall be effective upon receipt.

21. Severability; Waiver. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never compromised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar to terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the parties herein. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

22. Signatures. This Agreement may be signed in two counterparts, neither of which need contain the signatures of each of the parties, each of which shall be deemed to be an original, and both of which taken together shall constitute one and the same instrument. Facsimile signatures shall be binding as original signatures.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

Cannabis Therapy Corp.		Caerus Discovery, LLC

By:	/s/ Soren Mogelsvang	By:	/s/ Cohava Gelber
	Name: Soren Mogelsvang		Name: Cohava Gelber
	Title: CEO		Title: President and CEO

SCHEDULE A

Payment Schedule, Amounts and Terms

Caerus will invoice CTCO for rendered Services on a project-by-project basis, with payment due within 30 days.

The scope and approximate cost of each project will be defined and agreed upon prior to project start.